EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52666, 333-52668, 333-67734, 333-67736, 333-67740 and 333-109162), Form S-3 (File Nos. 333-61508, 333-76546, 333-104394 and 333-109657), and Form S-4 (File No. 333-104396) of Chesapeake Energy Corporation of information from our reserve report dated on or about February 17, 2004, entitled “Estimate of Reserves and Future Revenue to the Chesapeake Energy Corporation Interest in Certain Oil and Gas Properties located in Oklahoma and Texas as of December 31, 2003, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 15, 2004.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:
Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas

March 15, 2004